Exhibit 99.1

Sovos Brands Reports Fourth Quarter and Fiscal Year 2023 Financial Results

FY 2023 Net Sales Surpassed $1 Billion; Accelerated Volume Growth Drove
Double-Digit Top and Bottom-Line Growth

Q4 Net Sales Grew 11.4% YoY (Organic 25.3%), Led by Rao’s Net Sales Up 24.9% (Organic 34.7%)1

Louisville, Colo., February 28, 2024 (GLOBE NEWSWIRE) – Sovos Brands, Inc. (“Sovos Brands” or the “Company”) (Nasdaq: SOVO), one of the fastest-growing food companies of scale in the United States, today reported financial results for its fourth quarter and fiscal year ended December 30, 2023.

Fourth Quarter Highlights:

●	Net sales of $292.1 million increased 11.4% year-over-year, representing the 10th consecutive quarter of double-digit net sales growth since IPO
●	Organic net sales growth of 25.3%[1] was driven by 21.7% volume and 3.6% pricing growth
o	Note: Organic net sales excludes the contribution from the Birch Benders brand and the extra week in the prior year period
●	Rao’s net sales of $234.3 million increased 24.9% year-over-year, or 34.7% on an organic basis[1], benefitting from 36.2% dollar consumption growth for the entire franchise [2]
o	Rao’s sauce dollar consumption grew 31.7% year-over-year, reflecting 410 bps of household penetration growth to 15.9%, the largest YoY gain in the brand’s history, and a meaningful increase in awareness to 63%[2]
o	Rao’s franchise outside of sauce continued to expand, with combined dollar consumption for the frozen, soup, and pasta categories up 53.2% year-over-year, including the benefit from Rao’s frozen pizza which is off to a strong start[2]
●	Gross margin increased 100-basis points to 30.0%; Adjusted gross margin[3] increased 80-basis points to 30.0%
●	Net income was $15.5 million or $0.15 per diluted share; adjusted net income[3] was $26.8 million or $0.26 per diluted share
●	Adjusted EBITDA[3] of $46.0 million grew 24.3% year-over-year, inclusive of a 12.4% year-over-year combined increase in Marketing and R&D expense

Fiscal Year 2023 Highlights:

●	Net sales of $1,020.4 million increased 16.2% year-over-year
●	Organic net sales growth[1] of 24.6% was driven by 18.1% volume and 6.5% pricing growth
o	Note: Organic net sales excludes the contribution from the Birch Benders brand and the extra week in the prior year period
●	Rao’s continued its march towards $1 billion of annual net sales, finishing the year with $774.7 million, up 33.5% year-over-year, or 36.8% on an organic basis[1]
o	Rao’s sauce dollar consumption grew 30.6% year-over-year, benefitting from strong gains in household penetration as a result of a material step up in distribution and awareness
o	Rao’s franchise outside of sauce grew combined dollar consumption for the frozen, soup, and pasta categories 46.1% year-over-year[2]
●	Gross margin increased 180-basis points to 29.9%; Adjusted gross margin[3] increased 170-basis points to 30.0%

●	Net income was $30.2 million or $0.29 per diluted share, impacted by costs related to the pending merger with Campbell’s; adjusted net income[3] was $82.9 million or $0.80 per diluted share
●	Adjusted EBITDA[3] of $156.1 million grew 30.3% year-over-year, inclusive of a 19.7% year-over-year combined increase in Marketing and R&D expense
●	Net Leverage[4] of 1.6x improved from 2.9x in the prior year, reflecting strong fundamental performance and cash generation, with total cash finishing the year at $232 million
●	Due to the pending merger with Campbell’s, the Company will not be providing guidance for Fiscal Year 2024

"Fiscal year 2023 was a landmark year for Sovos Brands", commented Todd Lachman, Chief Executive Officer. "Our team delivered sector-leading, volume-driven top and bottom-line growth, surpassing $1 billion of net sales and $150 million of adjusted EBITDA, expanded margins by nearly 200 bps and improved net leverage to 1.6x. Notably, net sales growth was driven primarily by volumes in contrast to most of our peers.”

Mr. Lachman continued, “I am also excited that we are one step closer to completing our previously announced merger with Campbell's for $23 per share, reflecting a 92% return for shareholders from our September 2021 IPO price. Our success would not have been possible without our tenacious and highly talented team and partners who continue to execute with excellence every day."

Campbell Soup Company (“Campbell’s”) Merger Update

As previously disclosed, on August 7, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Campbell’s and Premium Products Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Campbell’s (“Merger Sub”). The Merger Agreement provides, among other things, that subject to the satisfaction or waiver of the conditions set forth therein, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), Merger Sub will merge with and into the Company (the “Merger”) with the Company surviving as a wholly owned subsidiary of Campbell’s. As previously disclosed in a Form 8-K filed on October 23, 2023, the Company and Campbell’s each received a request for additional information (the “Second Request”) from the U.S. Federal Trade Commission (the “FTC”) in connection with the FTC’s review of the transactions contemplated by the Merger Agreement, which extended the waiting period under the HSR Act until 30 days after both the Company and Campbell’s substantially complied with the Second Request. As previously disclosed in a Form 8-K filed on February 13, 2024 (the “February 13, 2024 Form 8-K”), the Company and Campbell’s issued a joint press release announcing that both companies had certified substantial compliance with the Second Request. As previously disclosed in the February 13, 2024 Form 8-K, the certification of substantial compliance triggered the start of the 30-day waiting period under the HSR Act, which is expected to expire on March 11, 2024, after which the Merger can be finalized. Subject to the satisfaction or waiver of customary closing conditions, the Company continues to expect to complete the Merger within days of the March 11, 2024 expiration date.

Summary of Reported (GAAP) and Adjusted3 Results

	13 Weeks Ended	14 Weeks Ended			Fiscal Year Ended
	December 30, 2023	December 31, 2022	Change		December 30, 2023	December 31, 2022	Change
Net sales ($ millions)	$292.1	$262.1	11.4%		$1,020.4	$878.4	16.2%
Net income (loss) ($ millions)	$15.5	$(28.7)	154.1%		$30.2	$(53.5)	156.5%
Net income (loss) margin (%)	5.3%	(11.0)%	1630	bps	2.8%	(6.1)%	890	bps
Adjusted net income[3]	$26.8	$19.6	36.2%		$82.9	$60.4	37.1%
Diluted EPS	$0.15	$(0.28)	153.6%		$0.29	$(0.53)	154.7%
Adjusted diluted EPS[3]	$0.26	$0.19	36.8%		$0.80	$0.60	33.3%
Adjusted EBITDA[3]($ millions)	$46.0	$37.0	24.3%		$156.1	$119.8	30.3%
Adjusted EBITDA margin[3](%)	15.7%	14.1%	160	bps	15.3%	13.6%	170	bps

Summary of Reported and Organic Net Sales Growth – Fourth Quarter and Fiscal Year 2023

	13 Weeks Ended December 30, 2023
	Reported Net Sales	M&A	Extra Week	Organic Net Sales	Organic Net Sales Growth Key Drivers
	% Change	Contribution	Contribution	% Change[1]	Volume	Price
Rao’s	24.9%		9.8%	34.7%
noosa	(9.1)%		7.1%	(2.0)%
Michael Angelo’s	(10.1)%		6.6%	(3.5)%
Total Net Sales	11.4%	6.9%	7.0%	25.3%	21.7%	3.6%

	Fiscal Year Ended December 30, 2023
	Reported Net Sales	M&A	Extra Week	Organic Net Sales	Organic Net Sales Growth Key Drivers
	% Change	Contribution	Contribution	% Change[1]	Volume	Price
Rao’s	33.5%		3.3%	36.8%
noosa	0.1%		1.8%	1.9%
Michael Angelo’s	(12.7)%		1.5%	(11.2)%
Total Net Sales	16.2%	6.3%	2.1%	24.6%	18.1%	6.5%

Fourth Quarter 2023 Results

Net sales of $292.1 million increased 11.4% year-over-year, representing the tenth consecutive quarter of double-digit net sales growth since IPO. Organic net sales growth of 25.3% was driven by 21.7% volume and 3.6% price, reflecting another robust performance from the Rao’s franchise, which grew 34.7% year-over-year on an organic basis. 1

Gross profit of $87.5 million increased 15.2% versus the prior year period. Gross margin was 30.0%, up 100-basis points from the prior year period. Adjusted gross profit3 of $87.5 million increased 14.3% year-over-year driven primarily by volume growth. Adjusted gross margin3 was 30.0%, an 80-basis point improvement versus the prior year period, reflecting benefits from productivity and pricing that were partially offset by inflation.

Total operating expenses of $57.4 million decreased 44.9% year-over-year, driven by the year-ago Loss on Asset Sale related to the sale of the Birch Benders brand and certain related assets. Adjusted operating expense3 of $44.4 million increased 4.6% versus the prior year period, reflecting a 12.4% year-over-year increase in combined marketing and R&D investments, higher volume-driven selling expenses and continued investments in our talent.

Net interest expense was $8.1 million, a decline of $1.4 million as compared to the prior year period due to higher interest income as a result of higher cash balances.

Net income was $15.5 million, 5.3% of net sales, or $0.15 per diluted share. This compared to a net loss of $28.7 million, or $(0.28) per diluted share in the prior year period. Adjusted net income3 was $26.8 million, or $0.26 per diluted share, as compared to adjusted net income of $19.6 million or $0.19 per diluted share in the prior year period.

Adjusted EBITDA3 of $46.0 million increased 24.3% versus the prior year period, benefitting from adjusted gross profit growth and adjusted operating expense leverage while reinvesting meaningfully into marketing and R&D. Adjusted EBITDA margin3 was 15.7%, up 160-basis points versus the prior year period.

Balance Sheet and Cash Flow Highlights

As of December 30, 2023, cash and cash equivalents were $232.0 million and total debt was $484.0 million, resulting in a net debt to last twelve months adjusted EBITDA3 ratio of 1.6x.

Cash from operating activities for the full fiscal year was $105.3 million, a $59.9 million increase as compared to the prior year period. Higher cash flow was driven by improved profitability and working capital. Full year capital expenditures were $11.9 million.

Fiscal Year 2024 Outlook

Due to the pending merger with Campbell’s, Sovos Brands will not be providing forward looking guidance.

Footnotes:

(1) Organic net sales and organic net sales growth are defined as reported net sales or reported net sales growth excluding, when they occur, the impact of a 53rd week of shipments as well as acquisitions and divestitures. For discussions of fourth quarter and fiscal year 2023 results, organic net sales and organic net sales growth excluded the impact of the Birch Benders divestiture and the 53rd week in the prior year.

(2) Source: Market performance refers to dollar sales and unit growth rates as reported by Circana MULO in the 13-week or 52-week period ended December 31, 2023 and, as applicable, as compared to the 13-week or 52-week period ended January 1, 2023. Household penetration refers to data reported by Circana All Outlet for the 52-week period ended December 31, 2023 and, as applicable, as compared to the 52-week period ended January 1, 2023.

(3) Adjusted gross profit, adjusted gross margin, adjusted operating expense, adjusted operating income, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted EPS are non-GAAP measures. For additional information, including a reconciliation of adjusted results to the most directly comparable measures presented in accordance with GAAP, see the Non-GAAP Financial Information and Reconciliation of Non-GAAP Financial Measures sections of this release.

(4) Net leverage is defined as Net Debt (Total Debt minus Cash) divided by trailing twelve month adjusted EBITDA.

Earnings Conference Call Details

Due to the pending merger with Campbell’s, Sovos Brands will not be holding an earnings call. Press release materials are available publicly on the Investor Relations section of the Company’s website at ir.sovosbrands.com.

About Sovos Brands, Inc.

Sovos Brands, Inc. is a consumer-packaged food company focused on building disruptive growth brands that bring today’s consumers great tasting food that fits the way they live. The Company’s product offerings include a variety of pasta sauces, dry pasta, soups, frozen entrées, frozen pizza and yogurts, all of which are sold in North America under the brand names Rao’s, Michael Angelo’s and noosa. All Sovos Brands’ products are built with authenticity at their core, providing consumers with one-of-a-kind food experiences that are genuine, delicious, and unforgettable. The Company is headquartered in Louisville, Colorado. For more information on Sovos Brands and its products, please visit www.sovosbrands.com.

Contacts

Investors:

Joshua Levine
IR@sovosbrands.com

Media:

Lauren Armstrong

media@sovosbrands.com

Non-GAAP Financial Information

In addition to the Company’s results which are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release are useful in evaluating its operating performance: EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin, organic net sales, organic net sales growth, adjusted gross profit, adjusted gross margin, adjusted operating expenses, adjusted operating income, adjusted income tax (expense), adjusted effective tax rate, adjusted net income, and diluted earnings per share from adjusted net income. We define EBITDA as net income (loss) before net interest expense, income tax (expense) benefit, depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for non-cash equity-based compensation costs, non-recurring costs, gain (loss) on foreign currency contracts, supply chain optimization costs, impairment of goodwill, transaction and integration costs and IPO readiness costs. EBITDA margin is determined by calculating the percentage EBITDA is of net sales.

Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of net sales. We define organic net sales as reported net sales growth excluding, when they occur, the impact of a 53rd week of shipments, acquisitions and divestitures. Organic net sales growth is determined by calculating the percentage of increase or decrease in organic net sales compared to the prior year period. Adjusted gross margin is determined by calculating adjusted gross profit as a percentage of net sales. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted income tax (expense) and adjusted effective tax rate, and adjusted net income consists of gross profit, total operating expenses, operating income (loss), reported income tax (expense) benefit, reported effective tax rate and net income (loss) before non-cash equity-based compensation costs, non-recurring costs, gain (loss) on foreign currency contracts, supply chain optimization costs, impairment of goodwill, transaction and integration costs, IPO readiness costs, acquisition amortization and tax-related adjustments that we do not consider in our evaluation of our ongoing operating performance from period to period as discussed further below. Diluted earnings per share from adjusted net income is determined by dividing adjusted net income by the weighted average diluted shares outstanding. Non-GAAP financial measures are included in this release because they are key metrics used by management to assess our operating performance. Management believes that non-GAAP financial measures are helpful in highlighting performance trends because non-GAAP financial measures eliminate non-recurring and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. Our presentation of non-GAAP financial measures should not be construed to imply that our future results will be unaffected by these items. By providing these non-GAAP financial measures, management believes we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives.

EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin, organic net sales, organic net sales growth, adjusted gross profit, adjusted gross margin, adjusted operating expenses, adjusted operating income, adjusted income tax (expense), adjusted effective tax rate, adjusted net income and diluted earnings per share from adjusted net income are not defined under GAAP. Our use of the terms EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin, organic net sales, organic net sales growth, adjusted gross profit, adjusted gross margin, adjusted operating expenses, adjusted operating income, adjusted income tax (expense), adjusted effective tax rate, adjusted net income and diluted earnings per share from adjusted net income may not be comparable to similarly titled measures of other companies in our industry and are not measures of performance calculated in accordance with GAAP. Our presentation of non-GAAP financial measures is intended to provide supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), earnings (loss) per share, net sales or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the pending merger with Campbell’s. These forward-looking statements are based on Sovos Brands’ current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Sovos Brands’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

With respect to the pending merger with Campbell’s, these risks and uncertainties include, but are not limited to:

●	the timing to consummate the pending merger;
●	our ability to retain and hire key personnel and other employees, which could require us to use more expensive or less effective resources to support our business or otherwise adversely affect our business, financial condition and results of operations;
●	the risk that a condition to closing of the pending merger may not be satisfied or that the closing of the pending merger might otherwise not occur;
●	the risk that required regulatory approval for the pending merger, including under the HSR Act, is not obtained or is obtained subject to conditions that are not anticipated;
●	the diversion of management time on merger-related issues; and
●	the risk that the pending merger and its announcement could have an adverse effect on our ability to retain third-party relationships and related talent.

These and other risks and uncertainties, including risks related to our sales and costs, are more fully described in Sovos Brands’ filings with the Securities and Exchange Commission (the “SEC”), including in the Company’s Definitive Proxy Statement relating to the proposed transaction filed on September 13, 2023, in the Company’s Definitive Additional Materials filed on October 10, 2023, in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 and in other filings and reports that Sovos Brands may file from time to time with the SEC. Moreover, Sovos Brands operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Sovos Brands assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Sovos Brands may make. In light of these risks, uncertainties and assumptions, Sovos Brands cannot guarantee that future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent managements’ beliefs and assumptions only as of the date of this press release. Sovos Brands disclaims any obligation to update forward-looking statements except as required by law.

SOVOS BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except for share and per share data)

(Unaudited)

	13 Weeks Ended	14 Weeks Ended	Fiscal Year Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net sales	$292,051	$262,098	$1,020,421	$878,371
Cost of sales	204,577	186,181	714,935	631,706
Gross profit	87,474	75,917	305,486	246,665
Operating expenses:
Selling, general and administrative	51,329	45,696	200,847	163,025
Depreciation and amortization	6,054	7,173	24,077	28,785
Loss on asset sale	—	51,291	—	51,291
Impairment of goodwill	—	—	—	42,052
Total operating expenses	57,383	104,160	224,924	285,153
Operating income (loss)	30,091	(28,243)	80,562	(38,488)
Interest (income)	(2,859)	(679)	(8,503)	(1,050)
Interest expense	10,936	10,116	42,580	28,901
Interest expense, net	8,077	9,437	34,077	27,851
Income (loss) before income taxes	22,014	(37,680)	46,485	(66,339)
Income tax (expense) benefit	(6,501)	8,993	(16,311)	12,888
Net income (loss)	$15,513	$(28,687)	$30,174	$(53,451)
Earnings (loss) per share:
Basic	$0.15	$(0.28)	$0.30	$(0.53)
Diluted	$0.15	$(0.28)	$0.29	$(0.53)
Weighted average shares outstanding:
Basic	101,435,281	100,961,986	101,303,730	100,917,978
Diluted	104,018,656	100,961,986	103,143,363	100,917,978

SOVOS BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	December 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$231,988	$138,654
Accounts receivable, net	97,655	87,695
Inventories, net	95,515	92,602
Prepaid expenses and other current assets	7,843	11,974
Total current assets	433,001	330,925
Property and equipment, net	64,699	64,317
Operating lease right-of-use assets	11,447	13,332
Goodwill	395,399	395,399
Intangible assets, net	329,122	351,547
Other long-term assets	1,313	3,279
TOTAL ASSETS	$1,234,981	$1,158,799

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$64,486	$49,264
Accrued expenses	81,356	69,571
Current portion of long-term debt	184	99
Current portion of long-term operating lease liabilities	3,275	3,308
Total current liabilities	149,301	122,242
Long-term debt, net of debt issuance costs	483,800	482,344
Deferred income taxes	60,157	63,644
Long-term operating lease liabilities	11,388	14,063
Other long-term liabilities	346	483
TOTAL LIABILITIES	704,992	682,776

STOCKHOLDERS’ EQUITY:
Preferred Stock	—	—
Common Stock	101	101
Additional paid-in-capital	602,123	577,664
Accumulated deficit	(73,117)	(103,291)
Accumulated other comprehensive income	882	1,549
TOTAL STOCKHOLDERS’ EQUITY	529,989	476,023
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,234,981	$1,158,799

SOVOS BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Fiscal Year Ended
	December 30, 2023	December 31, 2022
Operating activities
Net income (loss)	$30,174	$(53,451)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	33,951	38,868
Equity-based compensation expense	24,459	18,438
(Gain) loss on foreign currency contracts	(68)	33
Non-cash interest expense	921	59
Deferred income taxes	(3,271)	(13,821)
Amortization of debt issuance costs	1,266	1,331
Non-cash operating lease expense	2,711	2,418
Provision for excess and obsolete inventory	3,310	2,482
Loss on disposal of property and equipment	359	—
Impairment of goodwill	—	42,052
Loss on asset sale	—	51,291
Changes in operating assets and liabilities:
Accounts receivable, net	(9,960)	(17,032)
Inventories, net	(6,224)	(48,891)
Prepaid expenses and other current assets	(1,938)	603
Other long-term assets	73	388
Accounts payable	15,482	11,552
Accrued expenses	17,748	12,238
Other long-term liabilities	(135)	62
Operating lease liabilities	(3,534)	(3,225)
Net cash provided by operating activities	105,324	45,395
Investing activities
Proceeds from sale of business	—	40,000
Purchases of property and equipment	(11,861)	(12,817)
Net cash (used in) investing activities	(11,861)	27,183
Financing activities
Repayments of capital lease obligations	(129)	(78)
Net cash (used in) financing activities	(129)	(78)
Net increase in cash and cash equivalents	93,334	72,500
Cash and cash equivalents at beginning of period	138,654	66,154
Cash and cash equivalents at end of period	$231,988	$138,654

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

	13 Weeks Ended		14 Weeks Ended		Fiscal Year Ended
(In thousands)	December 30, 2023	% of Net sales	December 31, 2022	% of Net sales	December 30, 2023	% of Net sales	December 31, 2022	% of Net sales
Net income (loss) (1)	$15,513	5.3%	$(28,687)	(11.0)%	$30,174	2.8%	$(53,451)	(6.1)%
Interest (income)	(2,859)	(1.0)	(679)	(0.3)	(8,503)	(0.8)	(1,050)	(0.1)
Interest expense	10,936	3.7	10,116	3.9	42,580	4.2	28,901	3.3
Income tax (expense) benefit	(6,501)	(2.3)	8,993	3.4	(16,311)	(1.6)	12,888	1.5
Depreciation and amortization	8,468	2.9	9,684	3.7	33,951	3.4	38,868	4.4
EBITDA(1)	38,559	13.2	(18,559)	(7.1)	114,513	11.2	380	—
Non-cash equity-based compensation(2)	6,165	2.1	5,198	2.0	24,459	2.4	18,438	2.1
Non-recurring costs(3)	285	0.1	439	0.2	2,660	0.3	4,050	0.5
(Gain) loss on foreign currency contracts(4)	(1,346)	(0.5)	(3,222)	(1.2)	(68)	—	33	—
Supply chain optimization(5)	—	—	613	0.2	128	—	1,904	0.2
Impairment of goodwill(6)	—	—	—	—	—	—	42,052	4.8
Transaction and integration costs(7)	2,320	0.8	52,527	20.0	14,435	1.4	52,586	6.0
Initial public offering readiness(8)	—	—	—	—	—	—	384	—
Adjusted EBITDA(1)	$45,983	15.7%	$36,996	14.1%	$156,127	15.3%	$119,827	13.6%

(1)
Net income (loss) as a percentage of net sales is also referred to as net income (loss) margin. EBITDA and Adjusted EBITDA as a percentage of net sales are also referred to as EBITDA margin and Adjusted EBITDA margin.
(2)
Consists of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, non-employee directors and employees.
(3)
Consists of costs for professional fees related to organizational optimization and capital markets activities.
(4)
Consists of unrealized (gain) loss on foreign currency contracts.
(5)
Consists of write-downs associated with packaging optimization and a strategic initiative to move co-packaging production from an international supplier to a domestic supplier.
(6)
Consists of expenses for impairment of goodwill.
(7)
Consists of costs associated with the pending merger, the divestiture of the Birch Benders brand and certain related assets and other potential transactions.
(8)
Consists of costs associated with building the organizational infrastructure to support a public company environment.

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

	13 Weeks Ended December 30, 2023
	Reported		M&A		Extra Week	Organic
(In thousands)	Net Sales		Contribution		Contribution	Net Sales
Rao’s	$234,333	$		$		$234,333
noosa	40,038					40,038
Michael Angelo’s	17,691					17,691
Birch Benders	(11)					(11)
Total Net Sales	$292,051		$—		$—	$292,051

	14 Weeks Ended December 31, 2022
	Reported		M&A		Extra Week	Organic
	Net Sales		Contribution(1)		Contribution(2)	Net Sales
Rao’s	$187,688	$			$13,743	$173,945
noosa	44,064				3,206	40,858
Michael Angelo’s	19,674				1,343	18,331
Birch Benders	10,672		10,672			—
Total Net Sales	$262,098		$10,672		$18,292	$233,134

Organic Net Sales Growth ($)						$58,917
Organic Net Sales Growth (%)						25.3%

	Fiscal Year Ended December 30, 2023
	Reported		M&A		Extra Week	Organic
(In thousands)	Net Sales		Contribution		Contribution	Net Sales
Rao’s	$774,706	$		$		$774,706
noosa	176,258					176,258
Michael Angelo’s	70,639					70,639
Birch Benders	(1,182)					(1,182)
Total Net Sales	$1,020,421		$—		$—	$1,020,421

	Fiscal Year Ended December 31, 2022
	Reported		M&A		Extra Week	Organic
	Net Sales		Contribution(1)		Contribution(2)	Net Sales
Rao’s	$580,088	$			$13,743	$566,345
noosa	176,166				3,206	172,960
Michael Angelo’s	80,925				1,343	79,582
Birch Benders	41,192		41,192			—
Total Net Sales	$878,371		$41,192		$18,292	$818,887

Organic Net Sales Growth ($)						$201,534
Organic Net Sales Growth (%)						24.6%

(1)	Reflects net sales for Birch Benders brands generated in the fiscal year ended December 31, 2022 (inclusive of the $0.8 million generated by the Birch Benders brand in the extra week).
(2)	Reflects net sales gnerated in the extra week by Rao’s, Michael Angelo’s and noosa brands.

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

				13 Weeks Ended
(In thousands, except share and per share data)	December 30, 2023
	Gross profit		Operating expenses	Operating income	Interest (income)	Interest expense	Income tax (expense)	Net income
As reported (GAAP)	$87,474		$57,383	$30,091	$(2,859)	$10,936	$(6,501)	$15,513
Adjustments:
Non-cash equity-based compensation(1)	—		(6,165)	6,165	—	—	—	6,165
Non-recurring costs(2)	—		(285)	285	—	—	—	285
Gain on foreign currency contracts(3)	—		1,346	(1,346)	—	—	—	(1,346)
Transaction and integration costs(6)	—		(2,320)	2,320	—	—	—	2,320
Acquisition amortization(8)	—		(5,606)	5,606	—	—	—	5,606
Tax effect of adjustments(9)	—		—	—	—	—	(304)	(304)
One-time tax (expense) items(10)	—		—	—	—	—	(1,489)	(1,489)
As adjusted	$87,474		$44,353	$43,121	$(2,859)	$10,936	$(8,294)	$26,750

As adjusted (% of net sales)	30.0	%(11)	15.2%	14.8%	(1.0)%	3.7%	(2.8)%	9.2%

Earnings per share:
Diluted								0.15
Adjusted Diluted								0.26
Weighted average shares outstanding:
Diluted for net income								104,018,656
Diluted for adjusted net income								104,018,656

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

				14 Weeks Ended
(In thousands, except share and per share data)	December 31, 2022
	Gross profit		Operating expenses	Operating income (loss)	Interest (income)	Interest expense	Income tax (expense) benefit	Net income (loss)
As reported (GAAP)	$75,917		$104,160	$(28,243)	$(679)	$10,116	$8,993	$(28,687)
Adjustments:
Non-cash equity-based compensation(1)	—		(5,198)	5,198	—	—	—	5,198
Non-recurring costs(2)	—		(439)	439	—	—	—	439
Gain on foreign currency contracts(3)	—		3,222	(3,222)	—	—	—	(3,222)
Supply chain optimization(4)	613		—	613	—	—	—	613
Transaction and integration costs(6)	—		(52,527)	52,527	—	—	—	52,527
Acquisition amortization(8)	—		(6,811)	6,811	—	—	—	6,811
Tax effect of adjustments(9)	—		—	—	—	—	(23,258)	(23,258)
One-time tax (expense) items(10)	—		—	—	—	—	9,223	9,223
As adjusted	$76,530		$42,407	$34,123	$(679)	$10,116	$(5,042)	$19,644

As adjusted (% of net sales)	29.2	%(11)	16.2%	13.0%	(0.3)%	3.9%	(1.9)%	7.5%

Earnings (loss) per share:
Diluted								(0.28)
Adjusted Diluted								0.19
Weighted average shares outstanding:
Diluted for net income								100,964,827
Diluted for adjusted net income								101,449,086

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Fiscal Year Ended
(In thousands, except share and per share data)	December 30, 2023
	Gross profit		Operating expenses	Operating income	Interest (income)	Interest expense	Income tax (expense)	Net income
As reported (GAAP)	$305,486		$224,924	$80,562	$(8,503)	$42,580	$(16,311)	$30,174
Adjustments:
Non-cash equity-based compensation(1)	—		(24,459)	24,459	—	—	—	24,459
Non-recurring costs(2)	—		(2,660)	2,660	—	—	—	2,660
Gain on foreign currency contracts(3)	—		68	(68)	—	—	—	(68)
Supply chain optimization(4)	128		—	128	—	—	—	128
Transaction and integration costs(6)	150		(14,285)	14,435	—	—	—	14,435
Acquisition amortization(8)	—		(22,425)	22,425	—	—	—	22,425
Tax effect of adjustments(9)	—		—	—	—	—	(9,493)	(9,493)
One-time tax (expense) items(10)	—		—	—	—	—	(1,862)	(1,862)
As adjusted	$305,764		$161,163	$144,601	$(8,503)	$42,580	$(27,666)	$82,858

As adjusted (% of net sales)	30.0	%(11)	15.8%	14.2%	(0.8)%	4.2%	(2.7)%	8.1%

Earnings per share:
Diluted								0.29
Adjusted Diluted								0.80
Weighted average shares outstanding:
Diluted for net loss								103,143,363
Diluted for adjusted net income								103,143,363

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

				Fiscal Year Ended
(In thousands, except share and per share data)	December 31, 2022
	Gross profit		Operating expenses	Operating income (loss)	Interest (income)	Interest expense	Income tax (expense) benefit	Net income (loss)
As reported (GAAP)	$246,665		$285,153	$(38,488)	$(1,050)	$28,901	$12,888	$(53,451)
Adjustments:
Non-cash equity-based compensation(1)	—		(18,438)	18,438	—	—	—	18,438
Non-recurring costs(2)	—		(4,050)	4,050	—	—	—	4,050
Loss on foreign currency contracts(3)	—		(33)	33	—	—	—	33
Supply chain optimization(4)	1,904		—	1,904	—	—	—	1,904
Impairment of goodwill(5)	—		(42,052)	42,052	—	—	—	42,052
Transaction and integration costs(6)	—		(52,586)	52,586	—	—	—	52,586
Initial public offering readiness(7)	—		(384)	384	—	—	—	384
Acquisition amortization(8)	—		(27,240)	27,240	—	—	—	27,240
Tax effect of adjustments(9)	—		—	—	—	—	(31,730)	(31,730)
One-time tax (expense) items(10)	—		—	—	—	—	(1,079)	(1,079)
As adjusted	$248,569		$140,370	$108,199	$(1,050)	$28,901	$(19,921)	$60,427

As adjusted (% of net sales)	28.3	%(11)	16.0%	12.3%	(0.1)%	3.3%	(2.3)%	6.9%

Earnings (loss) per share:
Diluted								(0.53)
Adjusted Diluted								0.60
Weighted average shares outstanding:
Diluted for net income								100,917,978
Diluted for adjusted net income								100,967,287

(1)	Consists of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, non-employee directors and employees.
(2)	Consists of costs for professional fees related to organizational optimization and capital markets activities.
(3)	Consists of unrealized gain (loss) on foreign currency contracts.

(4)	Consists of write-downs associated with packaging optimization and a strategic initiative to move co-packaging production from an international supplier to a domestic supplier.
(5)	Consists of expenses for impairment of goodwill.
(6)	Consists of costs associated with the pending merger, the divestiture of the Birch Benders brand and certain related assets and other potential transactions.
(7)	Consists of costs associated with building the organizational infrastructure to support a public company environment.
(8)	Amortization costs associated with acquired trade names and customer lists.
(9)	Tax effect was calculated using the Company's adjusted annual effective tax rate.
(10)	Represents the removal of the tax effect of impairment of goodwill, costs associated with the pending merger, removal for remeasurement of deferred taxes related to intangibles for changes in deferred rate, the removal of the tax effect of non-deductible transaction costs and the removal of the excess tax benefits related to equity-based compensation vesting.
(11)	Adjusted gross profit as a percentage of net sales is also referred to as adjusted gross margin.

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

	13 Weeks Ended	14 Weeks Ended	Fiscal Year Ended
(In thousands)	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Reported income tax (expense) benefit	$(6,501)	$8,993	$(16,311)	$12,888
Non-cash equity-based compensation(1)	(347)	(456)	(1,194)	(1,551)
Non-recurring costs(2)	431	(25)	(384)	(424)
Gain (loss) on foreign currency contracts(3)	—	799	—	(8)
Supply chain optimization(4)	—	(143)	(27)	(461)
Impairment of goodwill(5)	—	105	—	(10,172)
Transaction and integration costs(6)	(497)	(12,703)	(3,395)	(12,718)
Initial public offering readiness(7)	—	2	—	(446)
Acquisition amortization(8)	(1,380)	(1,614)	(6,355)	(7,029)
Adjusted income tax (expense)	$(8,294)	$(5,042)	$(27,666)	$(19,921)

Reported effective tax rate	29.5%	23.9%	35.1%	19.4%
Non-cash equity-based compensation(1)	(1.2)	(0.1)	(1.1)	0.3
Non-recurring costs(2)	1.5	—	(0.3)	0.1
Gain (loss) on foreign currency contracts(3)	—	0.1	—	—
Supply chain optimization(4)	—	—	—	0.1
Impairment of goodwill(5)	—	—	—	1.7
Transaction and integration costs(6)	(1.7)	(1.5)	(3.0)	2.1
Initial public offering readiness(7)	—	—	—	0.1
Acquisition amortization(8)	(4.7)	(0.2)	(5.7)	1.2
Adjusted effective tax rate	23.4%	22.2%	25.0%	25.0%

(1)	Tax effect adjustment of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, non-employee directors and employees.
(2)	Tax effect adjustment of professional fees related to organizational optimization and costs for capital markets activities.
(3)	Tax effect adjustments of unrealized gain (loss) on foreign currency contracts.
(4)	Tax effect adjustments of write-downs associated with packaging optimization and a strategic initiative to move co-packaging production from an international supplier to a domestic supplier.
(5)	Tax effect adjustment of impairment of goodwill.
(6)	Tax effect adjustment of costs associated with the pending merger, the divestiture of the Birch Benders brand and certain related assets and other potential transactions.
(7)	Tax effect adjustment of costs associated with building the organizational infrastructure to support a public company environment.
(8)	Tax effect adjustment of amortization costs associated with acquired trade names and customer lists.